Exhibit 99.1

The Middleby Corporation Reports Second Quarter Results

ELGIN, Ill.--(BUSINESS WIRE)--August 5, 2020--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the 2020 second quarter of $21.2 million or $0.39 diluted earnings per share on net sales of $472.0 million. Adjusted net earnings were $30.4 million or $0.55 adjusted diluted earnings per share. A full reconciliation between GAAP and non-GAAP measures are provided at the end of this press release.

“While the COVID-19 pandemic has had a major impact on our business, we moved swiftly to adapt, which required significant changes to our business processes and the workplace environment. We are proud to have maintained uninterrupted service and support to our customers given this sizable disruption. Our solid financial performance was a result of successfully reducing our cost structure and maintaining strong levels of profitability across all three of our business segments, despite revenue decreases. Most importantly, our priority is ensuring the continued safety of our employees. We are very grateful for the unwavering commitment of our employees around the world and for their extraordinary efforts during this difficult period,” said Middleby Chief Executive Officer Tim FitzGerald.

2020 Second Quarter Financial Results

  Net sales decreased 38.0% in the second quarter of 2020 over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales decreased 39.8% in the second quarter, reflecting the impact of COVID-19. Recent acquisitions contributed 2.3% of an increase to the second quarter, while the impact of foreign exchange rates on foreign sales translated into U.S. Dollars decreased net sales by approximately 0.5%.
  Organic net sales declines were reported at all segments due to COVID-19 impacts and challenging market conditions. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	(47.9)%	(31.4)%	3.9%	(38.0)%
Acquisitions	2.0%	1.1%	5.9%	2.3%
Foreign Exchange Rates	(0.5)%	(0.3)%	(0.8)%	(0.5)%
Organic Net Sales Growth (1) (2)	(49.4)%	(32.2)%	(1.2)%	(39.8)%

(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
  Adjusted EBITDA was $74.4 million, due to the impact of lower revenues as a result of COVID-19; however margins at all three segments were strong reflecting focus on cost control and profitability.
  Operating cash inflows during the second quarter increased to $77.6 million in comparison to $67.6 million in the prior year period. Operating cash inflows for the six months period ended June 27, 2020 increased to $164.8 million in comparison to $101.6 million in the prior year period. The leverage ratio per our credit agreements remained below 3.0x. Our trailing twelve month bank agreement pro-forma EBITDA was $597.1 million.
  Cash balances at the end of the quarter were increased to $649.7 million to provide liquidity protection during the global pandemic. Net debt, defined as debt less cash, at the end of the 2020 fiscal second quarter amounted to $1,747.2 million as compared to $1,778.6 million at the end of fiscal 2019.

“In Commercial Foodservice, we saw consistent improvement in orders from the initial April lows. As we progressed through the month of July, business activity across all of our foodservice segments demonstrated continual improvement. In particular, we have seen strong demand from quick-serve and pizza restaurants, as well as in the healthcare, convenience stores, and retail categories,” commented Mr. FitzGerald. "The steady improvement in orders was the result of continued growth in our customers' drive-through, delivery and pick-up businesses. Order trends have also been supported by varying levels of outdoor and indoor dining which since June and July have become available in every state. We will see volatility in our business as dining restrictions in high-risk states are re-enacted; however, we expect that order demand will remain improved from the second quarter. Our foodservice customers are evolving their operations to address employee safety issues, labor availability and operating challenges to support increasing delivery and drive-through business. We are well-positioned to address these near and longer-term emerging trends given technology investments we have made over the past year.”

“At our Residential Kitchen businesses in both the U.S. and U.K. markets, our order rates also improved as we progressed during the quarter and exceeded the prior year in the month of July. Although orders in July likely include some catch up from prior months, we expect the positive momentum to carry through the third quarter. New demand drivers from the rise of working, staying and eating at home have fueled purchases of both indoor and outdoor residential cooking and refrigeration equipment. Home sales have proven to be resilient, as new home starts in the U.S. in recent weeks are near prior year levels.”

“In the Food Processing Group, demand factors remain strong and we see positive momentum with our recent product innovations targeting both new and existing markets. A trend we are seeing more often is a requirement to increase food production automation and address employee safety and labor availability issues. Travel restrictions caused by COVID-19 have impacted project installations and equipment testing. We anticipate this disruption may impact orders in the near term; however, our backlog remains consistent with levels from the beginning of the year providing stability for upcoming quarters. The group is well-positioned for growth as market conditions stabilize.”

Mr. FitzGerald concluded, “While the current environment is subject to uncertainty, we remain confident in our ability to leverage the strength of our industry-leading business platforms while continuing to exercise our proven financial discipline. We are well-positioned across all three business segments to capitalize on emerging trends that will accelerate during this period and we are committed to maintaining the ongoing investments to support our strategic sales and technology initiatives.”

Conference Call

A conference call will be held at 10 a.m. Central Time on Wednesday, August 5, and can be accessed by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 3298936#. The conference call is also accessible through the Investor Relations section of the company website at www.middleby.com. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855) 859-2056 and entering conference code 3298936#.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown®, CTX®, Desmon®, Deutsche Beverage®, Doyon®, Eswood®, EVO®, Firex®, Follett®, frifri®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Ink Kegs®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch'n®, Market Forge®, Marsal®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco®, QualServ®, RAM®, Southbend®, Ss Brewtech®, Star®, Starline®, Sveba Dahlen®, Synesso®, Taylor®, Toastmaster®, TurboChef®, Ultrafryer®, Varimixer®, Wells® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CVP Systems®, Danfotech®, Deutsche Process®, Drake®, Emico®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, M-TEK®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA® AGA Cookshop®, Brava®, EVO®, Fired Earth®, Heartland®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

For more information about The Middleby Corporation and the company brands, please visit www.middleby.com.

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in 000’s, Except Per Share Information) (Unaudited)

	Three Months Ended		Six Months Ended
	2nd Qtr, 2020	2nd Qtr, 2019	2nd Qtr, 2020	2nd Qtr, 2019
Net sales	$471,977	$761,004	$1,149,436	$1,447,806
Cost of sales	318,851	474,525	746,120	904,015

Gross profit	153,126	286,479	403,316	543,791

Selling, general and administrative expenses	111,824	144,631	255,766	290,424
Former Chairman and CEO transition costs	—	—	—	10,116
Restructuring expenses	2,184	2,241	3,018	2,583
Income from operations	39,118	139,607	144,532	240,668

Interest expense and deferred financing amortization, net	21,750	21,968	37,463	42,488
Net periodic pension benefit (other than service costs)	(9,766)	(7,297)	(19,855)	(15,058)
Other expense (income), net	382	(520)	3,708	(1,933)

Earnings before income taxes	26,752	125,456	123,216	215,171

Provision for income taxes	5,590	33,246	28,275	53,948

Net earnings	$21,162	$92,210	$94,941	$161,223

Net earnings per share:

Basic	$0.39	$1.66	$1.72	$2.90

Diluted	$0.39	$1.66	$1.72	$2.90

Weighted average number of shares

Basic	54,935	55,660	55,165	55,630

Diluted	54,957	55,660	55,177	55,630

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in 000’s, Except Per Share Information) (Unaudited)

	Jun 27, 2020	Dec 28, 2019
ASSETS

Cash and cash equivalents	$649,720	$94,500
Accounts receivable, net	313,084	447,612
Inventories, net	608,484	585,699
Prepaid expenses and other	66,237	61,224
Prepaid taxes	13,741	20,161
Total current assets	1,651,266	1,209,196

Property, plant and equipment, net	343,369	352,145
Goodwill	1,841,684	1,849,747
Other intangibles, net	1,429,802	1,443,381
Long-term deferred tax assets	32,787	36,932
Other assets	115,793	110,742

Total assets	$5,414,701	$5,002,143

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$23,971	$2,894
Accounts payable	124,995	173,693
Accrued expenses	355,587	416,550
Total current liabilities	504,553	593,137

Long-term debt	2,372,945	1,870,246
Long-term deferred tax liability	133,324	133,500
Accrued pension benefits	255,169	289,086
Other non-current liabilities	209,193	169,360

Stockholders' equity	1,939,517	1,946,814

Total liabilities and stockholders' equity	$5,414,701	$5,002,143

THE MIDDLEBY CORPORATION NON-GAAP INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total (1)
Three Months Ended June 27, 2020
Net sales	$267,500	$102,914	$101,563	$471,977
Segment Operating Income	$26,974	$6,526	$19,583	$39,118
Operating Income % of net sales	10.1%	6.3%	19.3%	8.3%

Depreciation	5,307	2,794	1,363	9,468
Amortization	12,894	2,737	2,000	17,631
Restructuring expenses	1,615	532	37	2,184
Acquisition related inventory step-up charge	1,074	—	—	1,074
Stock Compensation	—	—	—	4,963
Segment adjusted EBITDA	$47,864	$12,589	$22,983	$74,438
Adjusted EBITDA % of net sales	17.9%	12.2%	22.6%	15.8%

Three Months Ended June 29, 2019
Net sales	$513,279	$149,872	$97,853	$761,004
Segment Operating Income	$111,572	$20,599	$18,542	$139,607
Operating Income % of net sales	21.7%	13.7%	18.9%	18.3%

Depreciation	5,382	2,892	1,199	9,522
Amortization	11,028	2,444	1,224	14,696
Restructuring expenses	700	1,541	—	2,241
Acquisition related inventory step-up charge	1,103	—	—	1,103
Stock Compensation	—	—	—	265
Segment adjusted EBITDA	$129,785	$27,476	$20,965	$167,434
Adjusted EBITDA % of net sales	25.3%	18.3%	21.4%	22.0%

Six Months Ended June 27, 2020
Net sales	$710,624	$232,983	$205,829	$1,149,436
Segment Operating Income	$115,581	$19,234	$34,941	$144,532
Operating Income % of net sales	16.3%	8.3%	17.0%	12.6%

Depreciation	10,207	5,777	2,699	18,698
Amortization	25,334	5,457	3,700	34,491
Restructuring expenses	2,146	835	37	3,018
Facility consolidation related expenses	274	—	—	274
Acquisition related inventory step-up charge	2,106	—	—	2,106
Stock Compensation	—	—	—	9,122
Segment adjusted EBITDA	$155,648	$31,303	$41,377	$212,241
Adjusted EBITDA % of net sales	21.9%	13.4%	20.1%	18.5%

Six Months Ended June 29, 2019
Net sales	$970,810	$286,669	$190,327	$1,447,806
Segment Operating Income	$208,383	$39,370	$31,128	$240,668
Operating Income % of net sales	21.5%	13.7%	16.4%	16.6%

Depreciation	10,301	5,800	2,340	18,538
Amortization	22,289	4,895	3,607	30,791
Restructuring expenses	851	1,676	56	2,583
Acquisition related inventory step-up charge	1,236	—	—	1,236
Stock Compensation	—	—	—	1,334
Former Chairman and CEO transition costs	—	—	—	10,116
Segment adjusted EBITDA	$243,060	$51,741	$37,131	$305,266
Adjusted EBITDA % of net sales	25.0%	18.0%	19.5%	21.1%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $9.0 million and $10.8 million for the three months ended June 27, 2020 and June 29, 2019, respectively, and $16.1 million and $26.7 million for the six months ended June 27, 2020 and June 29, 2019, respectively.

	Three Months Ended
	2nd Qtr, 2020		2nd Qtr, 2019
	$	Diluted per share	$	Diluted per share
Net earnings	$21,162	$0.39	$92,210	$1.66
Amortization (1)	18,143	0.33	15,099	0.27
Restructuring expenses	2,184	0.04	2,241	0.04
Acquisition related inventory step-up charge	1,074	0.02	1,103	0.02
Net periodic pension benefit (other than service costs)	(9,766)	(0.18)	(7,297)	(0.13)
Income tax effect of pre-tax adjustments	(2,432)	(0.04)	(2,954)	(0.06)
Adjusted net earnings	$30,365	$0.55	$100,402	$1.80
	Six Months Ended
	2nd Qtr, 2020		2nd Qtr, 2019
	$	Diluted per share	$	Diluted per share
Net earnings	$94,941	$1.72	$161,223	$2.90
Amortization (1)	35,512	0.64	31,597	0.57
Restructuring expenses	3,018	0.05	2,583	0.05
Acquisition related inventory step-up charge	2,106	0.04	1,236	0.02
Facility consolidation related expenses	274	—	—	—
Net periodic pension benefit (other than service costs)	(19,855)	(0.36)	(15,058)	(0.27)
Former Chairman & CEO transition costs	—	—	10,116	0.18
Income tax effect of pre-tax adjustments	(4,822)	(0.08)	(7,649)	(0.14)
Adjusted net earnings	$111,174	$2.01	$184,048	$3.31

(1) Includes amortization of deferred financing costs.
	Three Months Ended		Six Months Ended
	2nd Qtr, 2020	2nd Qtr, 2019	2nd Qtr, 2020	2nd Qtr, 2019
Net Cash Flows Provided By (Used In):
Operating activities	$77,623	$67,642	$164,760	$101,590
Investing activities	(3,959)	(168,227)	(43,181)	(188,719)
Financing activities	193,233	101,281	438,331	97,170

Free Cash Flow
Cash flow from operating activities	$77,623	$67,642	$164,760	$101,590
Less: Net capital expenditures	(4,150)	(13,535)	(13,331)	(21,630)
Free cash flow	$73,473	$54,107	$151,429	$79,960

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The Company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results. The Company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715